Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 25, 2023, relating to the consolidated financial statements of Super Micro Computer, Inc. and the effectiveness of Super Micro Computer, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Super Micro Computer, Inc. for the year ended June 30, 2023.

/s/ Deloitte & Touche LLP

San Jose, California
March 5, 2024